Exhibit 10.6

           AMENDED AND RESTATED MORTGAGE LOAN PARTICIPATION AGREEMENT

PARTICIPANT:       UBS REAL ESTATE SECURITIES INC.

ADDRESS:           1285 AVENUE OF THE AMERICAS
                   NEW YORK, NEW YORK 10019
                   ATTENTION: GEORGE A. MANGIARACINA
                   ATTENTION: ROBERT CARPENTER

SELLER:            AMERICAN HOME MORTGAGE INVESTMENT CORP.

ADDRESS:           520 BROADHOLLOW ROAD
                   MELVILLE, NEW YORK 11747
                   ATTENTION:  STEPHEN A. HOZIE, CHIEF FINANCIAL OFFICER

SELLER:            AMERICAN HOME MORTGAGE ACCEPTANCE, INC.

ADDRESS:           520 BROADHOLLOW ROAD
                   MELVILLE, NEW YORK 11747
                   ATTENTION:  STEPHEN A. HOZIE, CHIEF FINANCIAL OFFICER

SELLER:            AMERICAN HOME MORTGAGE HOLDINGS, INC.

ADDRESS:           520 BROADHOLLOW ROAD
                   MELVILLE, NEW YORK 11747
                   ATTENTION:  STEPHEN A. HOZIE, CHIEF FINANCIAL OFFICER

SELLER:            AMERICAN HOME MORTGAGE CORP.

ADDRESS:           520 BROADHOLLOW ROAD
                   MELVILLE, NEW YORK 11747
                   ATTENTION:  MICHAEL STRAUSS, PRESIDENT

SELLER:            COLUMBIA NATIONAL, INCORPORATED

ADDRESS:           520 BROADHOLLOW ROAD
                   MELVILLE, NEW YORK 11747
                   ATTENTION:  MICHAEL STRAUSS, PRESIDENT
                   ATTENTION: STEPHEN A. HOZIE, CHIEF FINANCIAL OFFICER

DATE OF AGREEMENT: FEBRUARY 6, 2004


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

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Section 1.  Definitions ...................................................    2

Section 2.  Procedures for Purchases of Participation Certificates ........    9

Section 3.  Issuance of Securities ........................................   10

Section 4.  Servicing of the Mortgage Loans ...............................   13

Section 5.  Takeout Commitments ...........................................   14

Section 6.  Transfers of Participation Certificates and Securities by
            Participant ...................................................   15

Section 7.  Record Title to Mortgage Loans; Intent of Parties; Security
            Interest ......................................................   15

Section 8.  Representations and Warranties ................................   16

Section 9.  Covenants of Sellers ..........................................   21

Section 10. Confidentiality ...............................................   25

Section 11. Term ..........................................................   25

Section 12. Exclusive Benefit of Parties; Assignment ......................   26

Section 13. Amendments; Waivers; Cumulative Rights ........................   26

Section 14. Execution in Counterparts .....................................   26

Section 15. Effect of Invalidity of Provisions ............................   26

Section 16. Governing Law .................................................   26

Section 17. Notices .......................................................   26

Section 18. Entire Agreement ..............................................   26

Section 19. Costs of Enforcement ..........................................   26

Section 20. Consent to Service ............................................   27

Section 21. Submission to Jurisdiction; Waivers ...........................   27

Section 22. Construction ..................................................   28

Section 23. Effect of Amendment and Restatement ...........................   28


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

Exhibit A   Participation Certificate

Exhibit B   Trade Assignment

Exhibit C   Document List

Exhibit D   Warehouse Lender's Release

Exhibit E   Assignment

Exhibit F   Authorized Signatories

Exhibit G   Form of Opinion

Exhibit H   UCC-1 Financing Statement

Annex A     Sellers' Delivery Instructions


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

           AMENDED AND RESTATED MORTGAGE LOAN PARTICIPATION AGREEMENT

            Amended and Restated Mortgage Loan Participation Agreement ("Agreement"), dated as of the date set forth on the cover page hereof, among UBS Real Estate Securities Inc. ("Participant") and each of the Sellers whose names are set forth on the cover page hereof (each a "Seller" and, collectively, the "Sellers").

                                    RECITALS

            WHEREAS, the Participant and American Home Mortgage Holdings, Inc., American Home Mortgage Corp. and Columbia National, Incorporated (in such capacity, the "Original American Home Parties") are parties to the Mortgage Loan Participation Agreement, dated as of July 25, 2003 as amended, supplemented or otherwise modified prior to the date hereof (the "Original Participation Agreement");

            WHEREAS, pursuant to the Original Participation Agreement, one or more of the Original American Home Parties may have, in its sole discretion, offered to sell to Participant from time to time Participation Certificates (as defined therein), and Participant, in its sole discretion, may have agreed to purchase such Participation Certificates from such Seller in accordance with the terms and conditions set forth in the Original Participation Agreement;

            WHEREAS, the Original American Home Parties and the Participant desire to amend and restate the Original Participation Agreement as provided herein; and

            NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree that the Original Participation Agreement be amended and restated in its entirety as follows:

                              PRELIMINARY STATEMENT

            Sellers desire to sell to Participant from time to time Participation Certificates evidencing a 100% undivided ownership interest in certain Mortgage Loans eligible in the aggregate to back Securities with the terms described in related Takeout Commitments.

            Participant desires and may in its sole discretion purchase such Participation Certificates from Sellers in accordance with the terms and conditions set forth in this Agreement. Sellers, subject to the terms hereof, will cause (a) Mortgage Loans evidenced by a Participation Certificate to back a GNMA Security issued by Sellers and guaranteed by GNMA, a FNMA Security issued and guaranteed by FNMA or a FHLMC Security issued and guaranteed by FHLMC and
(b) Delivery of such GNMA Security, FNMA Security or FHLMC Security by GNMA, FNMA or FHLMC to Participant or its designee, which GNMA Security, FNMA Security or FHLMC Security will be purchased by a Takeout Investor.

            Participant's willingness to purchase any Participation Certificate evidencing particular Mortgage Loans is based on Participant's expectation, in reliance upon Sellers' representations and warranties herein, that such Mortgage Loans in the aggregate, constitute a pool or pools of mortgage loans that are eligible to back a Security and that the Security, in the amount and with the terms described in the related Takeout Commitment, will be issued and Participant will receive Delivery thereof within the time period agreed upon among Participant and Sellers and reflected in the terms of such Participation Certificate.

            The amount of the Purchase Price and the Performance Fee to be paid by Participant to Sellers with respect to each Participation Certificate will be calculated on the expectation of Participant, based upon the representations and warranties of the Sellers herein, that Participant will receive Delivery of the Security to be backed by the Mortgage Loans evidenced by the Participation Certificate purchased by Participant on the specified Anticipated Delivery Date and that failure to receive such Delivery will result in a material decrease in the market value of the Participation Certificate and the underlying Mortgage Loans considered as a whole. During the period from the purchase of a Participation Certificate to Delivery of the related Security, Participant expects to rely entirely upon such Sellers to service the Mortgage Loans evidenced by the applicable Participation Certificate, it being acknowledged that the continued effectiveness of such Seller's Agency Approvals during such period constitutes an essential factor in the calculation by Participant of the Purchase Price and the Performance Fee paid to such Sellers for the related Participation Certificate and that loss of such Agency Approvals by such Sellers would result in a material decrease in the market value of the Participation Certificate and the underlying Mortgage Loans considered as a whole.

            The parties hereto hereby agree as follows:

            Section 1. Definitions.

            Capitalized terms used but not defined herein shall have the meanings set forth in the Custodial Agreement. As used in this Agreement, the following terms shall have the following meanings:

            "Accepted Servicing Practices": With respect to each Mortgage Loan, such standards which comply with the applicable standards and requirements under: (i) an applicable Agency Program and related provisions of the applicable Agency Guide pursuant to which the related Mortgage Loan is intended to be purchased, and/or (ii) any applicable FHA and/or VA program and related provisions of applicable FHA and/or VA servicing guidelines.

            "Act of Insolvency": With respect to the related Seller, (a) the commencement by such Seller as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or such Seller's seeking the appointment of a receiver, trustee, custodian or similar official for such Seller or any substantial part of its property, or (b) the commencement of any such case or proceeding against such Seller, or another's seeking such appointment, or the filing against such Seller of an application for a protective decree which (1) is consented to or not timely contested by such Seller, (2) results in the entry of an order for relief, such an appointment, the issuance of such a protective decree or the entry of an order having a similar effect, or (3) is not dismissed within sixty (60) days,
(c) the making by such Seller of a general assignment for the benefit of creditors, or (d) the admission in writing by such Seller that such Seller is unable to pay its debts as they become due or the nonpayment generally by such Seller of its debts as they become due.


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

            "Agency": The Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA"), and the Federal Home Loan Mortgage Corporation ("FHLMC"), as applicable.

            "Agency Approvals": As defined in Section 8(a)(viii) of this Agreement.

            "Agency Guide": The GNMA Mortgage-Backed Securities Guide; the Fannie Mae Selling Guide and the Fannie Mae Servicing Guide; the Freddie Mac Sellers' and Servicers' Guide; as applicable, in each case as such Agency Guide may be amended from time to time.

            "Agency Program": The specific purchase program under the relevant Agency Guide or as otherwise approved by the Agency.

            "Anticipated Delivery Date": With respect to a Security, the date specified in the related Form HUD 11705 (Schedule of Subscribers), Fannie Mae Form 2014 (Delivery Schedule), or FHLMC Form 939 (Settlement and Information Multiple Registration Form), as applicable, on which it is anticipated that Delivery of the Security by the Applicable Agency will be made.

            "Applicable Agency" As defined in Section 3(a)(l).

            "Assignee": As defined in Section 6.

            "Assignment of Mortgage": As defined in Section 6.

            "Authorized Signatory": An officer of the related Seller who is authorized and empowered to cause Participation Certificates evidencing Mortgage Loans to back a Security issued by such Seller and guaranteed by an Agency, and is indicated on the Authorized Signatories of such Seller attached hereto as Exhibit F.

            "Code": The Internal Revenue Code of 1986, as amended from time to time.

            "Collateral": As defined in Section 7(c).

            "Custodial Account": As defined in Section 4(b)(i).

            "Custodial Agreement": The Custodial Agreement, dated as of the date set forth on the cover sheet thereof, among Sellers, Participant and Custodian.

            "Custodian": The Custodian (which, under the appropriate circumstance, may include FHLMC as Custodian) set forth on the cover page hereof and its permitted successors under the Custodial Agreement.

            "Defective Mortgage Loan": With respect to a Participation Certificate, a mortgage loan that is not in Strict Compliance with the GNMA Program, FNMA Program or FHLMC Program, as applicable.

            "Delivery": The later to occur of (a) the issuance of the related Security and (b) the transfer of all of the right, title and ownership interest in that Security to Participant.

            "Discount": With respect to each Participation Certificate, the amount of the adjustment to the Trade Price of the related Security agreed upon by the related Sellers and Participant to reserve for the possibility that such Sellers may be unable to perform their obligations under this Agreement in accordance with their terms.

            "Electronic Agent": MERSCORP, Inc., and its successors in interest.

            "Electronic Tracking Agreement": The Electronic Tracking Agreement, dated as of the date hereof, among Participant, Sellers, MERSCORP, Inc. and Mortgage Electronic Registration Systems, Inc.; provided that if no Mortgage Loans are or will be MERS Designated Mortgage Loans, all references herein to the Electronic Tracking Agreement shall be disregarded.

            "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

            "FHA": The Federal Housing Administration or any successor thereto.

            "FHLMC": Federal Home Loan Mortgage Corporation or any successor thereto.

            "FHLMC as Custodian": With respect to FHLMC Participation Certificates, the circumstances in which the related Seller elects to appoint FHLMC (as opposed to some other third party as permitted by the FHLMC Guide) as Custodian for the FHLMC Mortgage Loans subject to the FHLMC Participation Certificates to be purchased by Participant hereunder.

            "FHLMC Guide": The Freddie Mac Sellers' and Servicers' Guide, as such Guide may hereafter from time to time be amended.

            "FHLMC Mortgage Loan": With respect to any FHLMC Participation Certificate or any FHLMC Security, a mortgage loan that is in Strict Compliance with the eligibility requirements specified for the applicable FHLMC Program described in the FHLMC Guide.

            "FHLMC Participation Certificate": With respect to the FHLMC Program, a certificate, in the form of Exhibit A, issued by the related Seller and authenticated by Custodian, evidencing the 100% undivided ownership interest in the Mortgage Loans that are either (a) set forth on a copy of the FHLMC Form 11 (Mortgage Submission Schedule) attached to such Participation Certificate or
(b) identified on a computer tape compatible with MIDANET as belonging to the mortgage loan pool described in such Participation Certificate.

            "FHLMC Program": The FHLMC Home Mortgage Guarantor Program or the FHLMC FHA/VA Home Mortgage Guarantor Program, as described in the FHLMC Guide.

            "FHLMC Security": A modified pass-through mortgage-backed participation certificate, evidenced by a book-entry credit made by a Securities Intermediary that is a participant of the Federal Reserve Bank of New York, issued and guaranteed, with respect to timely payment of interest and ultimate payment of principal, by FHLMC and backed by a pool of FHLMC Mortgage Loans, in substantially the principal amount and with substantially the other terms as specified with respect to such FHLMC Security in the related Takeout Commitment, if any.

            "FNMA" or "Fannie Mae": Federal National Mortgage Association or any successor thereto.

            "FNMA as Custodian": With respect to FNMA Participation Certificates, the circumstances in which the related Seller elects to appoint FNMA (as opposed to some other third party as permitted by the FNMA Guide) as Custodian for the FNMA Mortgage Loans subject to the FNMA Participation Certificates to be purchased by Participant hereunder.

            "FNMA Guide": The Fannie Mae MBS Selling and Servicing Guide, as such Guide may hereafter from time to time be amended.

            "FNMA Mortgage Loan": With respect to any FNMA Participation Certificate or any FNMA Security, a mortgage loan that is in Strict Compliance with the eligibility requirements specified for the applicable FNMA Program described in the FNMA Guide.

            "FNMA Participation Certificate": With respect to the FNMA Program, a certificate, in the form of Exhibit A, authenticated by Custodian, evidencing the 100% undivided ownership interest in the Mortgage Loans set forth on Fannie Mae Form 2005 (Schedule of Mortgages).

            "FNMA Program": The FNMA Guaranteed Mortgage-Backed Securities Programs, as described in the FNMA Guide.

            "FNMA Security": An ownership interest in a pool of FNMA Mortgage Loans, evidenced by a book-entry credit made by a Securities Intermediary that is a participant of the Federal Reserve Bank of New York, in substantially the principal amount and with substantially the other terms as specified with respect to such FNMA Security in the related Takeout Commitment, if any.

            "GNMA": Government National Mortgage Association or any successor thereto.

            "GNMA Guide": The GNMA Mortgage-Backed Securities Guide I or II, as such Guide may hereafter from time to time be amended.

            "GNMA Mortgage Loan": With respect to any GNMA Participation Certificate or any GNMA Security, a mortgage loan that is in Strict Compliance with the eligibility requirements specified for the applicable GNMA Program in the applicable GNMA Guide.

            "GNMA Participation Certificate": With respect to the GNMA Program, a certificate, in the form of Exhibit A, issued by the related Seller and authenticated by Custodian, evidencing the 100% undivided ownership interest in the Mortgage Loans set forth on the Form HUD 11706 (Schedule of Pooled Mortgages).


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

            "GNMA Program": The GNMA Mortgage-Backed Securities Programs, as described in a GNMA Guide.

            "GNMA Security": A fully-modified pass-through mortgage-backed certificate guaranteed by GNMA, evidenced by a book-entry credit made by a Securities Intermediary that is a participant of The Depository Trust Company and backed by a pool of GNMA Mortgage Loans, in substantially the principal amount and with substantially the other terms as specified with respect to such GNMA Security in the related Takeout Commitment, if any.

            "HUD": The United States Department of Housing and Urban Development or any successor thereto.

            "Interim Funder": With respect to each MERS Designated Mortgage Loan, the Person named on the MERS(R) System as the interim funder pursuant to the MERS Procedures Manual.

            "Investor": With respect to each MERS Designated Mortgage Loan, the Person named on the MERS(R) System as the investor pursuant to the MERS Procedures Manual.

            "Issuance Date": With respect to a Security, the first day of the month in which the Security is issued.

            "Losses": Any and all losses, claims, damages, liabilities or expenses (including reasonable attorneys' fees) incurred by any person specified; provided, however, that "Losses" shall not include any losses, claims, damages, liabilities or expenses which would have been avoided had such person taken reasonable actions to mitigate such losses, claims, damages, liabilities or expenses.

            "MERS Designated Mortgage Loan": Mortgage Loans for which (a) the related Seller has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for such Seller, in accordance with MERS Procedure Manual and (b) such Seller has designated or will designate the Participant as the Investor and Interim Funder on the MERS(R) System.

            "MERS Procedure Manual": The MERS Procedures Manual attached as Exhibit B to the Electronic Tracking Agreement, as it may be amended, supplemented or otherwise modified from time to time.

            "MERS Report": The schedule listing MERS Designated Mortgage Loans and other information prepared by the Electronic Agent pursuant to the Electronic Tracking Agreement.

            "MERS(R) System": The Electronic Agent's mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

            "MIDANET": The FHLMC automated system by which sellers and servicers of mortgage loans to FHLMC transfer mortgage summary and record data or mortgage accounting and servicing information from their computer system or service bureau to FHLMC, as more fully described in the FHLMC Guide.

            "Mortgage": A mortgage, deed of trust or other security instrument, securing a Mortgage Note.

            "Mortgage Loan": A GNMA Mortgage Loan, a FNMA Mortgage Loan or a FHLMC Mortgage Loan.

            "Mortgage Note": A promissory note evidencing a Mortgage Loan.

            "Original American Home Parties": Shall have the meaning assigned to such term in the recitals hereof.

            "Original Participation Agreement": Shall have the meaning assigned to such term in the recitals hereof.

            "OTS": Office of Thrift Supervision or any successor thereto.

            "Parent Company": A corporation or other entity owning, directly or indirectly, more than 50% of the outstanding shares of voting stock of American Home Mortgage Investment Corp., American Home Mortgage Acceptance, Inc., American Home Mortgage Holdings, Inc., American Home Mortgage Corp. and/or Columbia National, Incorporated.

            "Participant": UBS Real Estate Securities Inc. and its successors in interest, including, but not limited to, any lender, designee or assignee to whom a Participation Certificate or a Security shall be pledged or assigned.

            "Participation Certificate": A GNMA Participation Certificate, a FNMA Participation Certificate or a FHLMC Participation Certificate.

            "Pass-Through Rate": With respect to a Participation Certificate, the rate of interest specified as the Pass-Through Rate in such Participation Certificate, which rate shall continue in effect until the latest of (a) the Settlement Date of the related Security, (b) either the date on which Receipt of the Security occurs or, if such Receipt occurs on such date after 12:00 noon, New York City time the next Business Day on which Participant is permitted under applicable laws and regulations to make delivery of the Security to the Takeout Investor and, if applicable, (c) the date on which the related Seller completes its Performance of its obligations under Section 3(c)(2).

            "Performance Fee": With respect to each Participation Certificate, an amount equal to the Discount plus the Yield Compensation Adjustment, less any reduction pursuant to Section 3(b), which amount shall be payable to the related Seller by Participant as compensation to such Seller for its services in connection with the issuance of a Security.

            "Purchase Date": With respect to a Participation Certificate, the date on which Participant elects to purchase such Participation Certificate.


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

            "Purchase Price": With respect to each Participation Certificate, the Trade Price of the Security to be backed by the Mortgage Loans evidenced by the Participation Certificate, less the Discount. Accrued interest shall be allocated in accordance with Section 3(a)(3).

            "Receipt": The Delivery of a Security, upon notice by the related Seller to Participant, not later than 12:00 noon, New York City time, on the second (2nd) Business Day prior to the applicable Settlement Date, of (a) the amount of any change in the principal amount of the Mortgage Loans backing such Security, and (b) with respect to FHLMC Securities, the FHLMC Mortgage Loan pool number applicable to such Security. If the related Seller fails to so notify Participant, "Receipt" shall be deemed to have occurred on the later of (1) the second (2nd) Business Day after the date on which such Seller provides such notification to Participant and (2) the date on which Participant receives Delivery of the Security.

            "REIT Seller": As the case may be, American Home Mortgage Investment Corp. and American Home Mortgage Acceptance, Inc.

             "REIT Status": With respect to any Person, such Person's status as a real estate investment trust, as defined in Section 856(a) of the Code, that satisfies the conditions and limitations set forth in Section 856(b) and 856(c) of the Code.

            "RTC": Resolution Trust Corporation or any successor thereto.

            "Securities Intermediary": As defined in Section 8-102(a)(14) of the Uniform Commercial Code.

            "Security": A GNMA Security, a FNMA Security or a FHLMC Security.

            "Servicing Rights": Any and all of the following: (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by the related Sellers or any other Person for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans;
(d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of such Sellers or any other Person thereunder; (e) escrow payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected by such Sellers or any other Person with respect thereto; and
(f) all accounts and other rights to payment related to the Mortgage Loans.

            "Settlement Date": The date specified in a Takeout Commitment upon which the related Security is scheduled to be delivered, against payment, to the specified Takeout Investor.

            "Strict Compliance" shall mean compliance of the related Sellers and the Mortgage Loans with the requirements of the GNMA Guide, FNMA Guide or FHLMC Guide, as applicable and as amended by any agreements between such Seller and the Applicable Agency, sufficient to enable such Sellers to issue and GNMA to guarantee or FNMA or FHLMC to issue and guarantee a Security, provided that until copies of any such agreements between such Seller and the Applicable Agency have been provided to Participant by such Sellers, such agreements shall be deemed, as between such Seller and Participant, not to amend the requirements of the GNMA Guide, FNMA Guide or FHLMC Guide, as applicable.

            "Successor Servicer": An entity with the necessary Agency Approvals, as the circumstances may require, and designated by Participant, in conformity with Section 3(c)(2), to replace the related Seller as issuer and servicer, mortgagee or seller/servicer of the Mortgage Loans or the Securities related thereto.

            "Takeout Commitment": A trade confirmation from the Takeout Investor to the related Seller confirming the details of a forward trade between the Takeout Investor and such Seller with respect to one or more Securities, which trade confirmation shall be enforceable and in full force and effect, and shall be validly and effectively assigned to Participant pursuant to a Trade Assignment, and relate to pools of Mortgage Loans that satisfy the "good delivery standards" of the Public Securities Association as set forth in the Public Securities Association Uniform Practices Guide.

            "Takeout Investor": A securities dealer or other financial institution, acceptable to Participant, who has made a Takeout Commitment.

            "Trade Assignment": A letter substantially in the form of Exhibit B.

            "Trade Price": The price specified in a Takeout Commitment at which a Takeout Investor is obligated to purchase the Security specified in such Takeout Commitment.

            "VA": The United States Veterans Administration or any successor thereto.

            "Warehouse Lender": Any lender providing financing to the related Sellers for the purpose of originating Mortgage Loans, which has a security interest in such Mortgage Loans as collateral for the obligations of such Sellers to such lender.

            "Wire Instructions": The wire instructions set forth opposite the name of the Warehouse Lender in a letter, in the form of Exhibit E to the Custodial Agreement, executed by the related Seller and Custodian, receipt of which has been acknowledged by Participant.

            "Yield Compensation Adjustment": Subject to any further adjustment provided in this Agreement, an amount (which may be a negative number) equal to:

                                    A(BC-DE)
                                       360

where (i) A equals the number of days in the period beginning on the date Participant purchases such Participation Certificate to but not including the Settlement Date, (ii) B equals the aggregate principal amount of the Mortgage Loans evidenced by a Participation Certificate, (iii) C equals the interest rate (expressed as a decimal) on the Security backed by the Mortgage Loans subject to such Participation Certificate, (iv) D equals the Purchase Price and (v) E equals the Pass-Through Rate (expressed as a decimal) specified in such Participation Certificate.

            Section 2. Procedures for Purchases of Participation Certificates.

            (a) Participant may, in its sole discretion from time to time, purchase one or more Participation Certificates from the related Seller. Such Seller, on behalf of Participant, shall arrange for the Delivery to Participant of a Security backed by the Mortgage Loans evidenced by any Participation Certificate so purchased, which Security shall be subject to a Takeout Commitment. Participant's obligation to purchase any Participation Certificate which Participant elects to purchase, shall be subject to the receipt by the Participant of the documents listed in Exhibit C from such Seller, in form and substance satisfactory to Participant, and the execution of the Custodial Agreement relating to the Participation Certificate by such Seller and Custodian and delivery thereof to Participant. Notwithstanding the satisfaction of the conditions specified in this Section 2(a), Participant is not obligated to purchase any Participation Certificate offered to it hereunder.

            (b) If Participant elects to purchase any Participation Certificate, Participant shall pay to the related Seller, on the Purchase Date, the amount of the Purchase Price for such Participation Certificate. In the event that Participant does not transmit the Purchase Price, (i) any Participation Certificate delivered by Custodian to Participant in anticipation of such purchase shall automatically be null and void, (ii) Participant will not consummate the transactions contemplated in the applicable Trade Assignment and
(iii) to the extent that Participant shall nevertheless receive the Security backed by the Mortgage Loans to which such Participation Certificate relates prior to its becoming null and void as provided in clause (i) above, Participant shall take all reasonable actions necessary to ensure that such Security shall be delivered in accordance with such Seller's delivery instructions specified in Annex A.

            (c) The terms and conditions of the purchase of each Participation Certificate shall be as set forth in this Agreement. Each Participation Certificate shall be deemed to incorporate, and the related Seller shall be deemed to make as of the applicable dates specified in Section 8, for the benefit of Participant and each Assignee of such Participation Certificate, the representations and warranties set forth in Section 8 in respect of such Participation Certificate and the Mortgage Loans evidenced by such Participation Certificate.

            Section 3. Issuance of Securities.

            (a) (1) With respect to Mortgage Loans evidenced by a Participation Certificate which Participant has elected to purchase, the related Seller shall instruct (and, if such Seller fails to instruct, then Participant may instruct) Custodian to deliver to GNMA, FNMA or FHLMC, as applicable (the "Applicable Agency"), the documents listed in Exhibits C-l, C-2 or C-3 of the Custodial Agreement in respect of such Mortgage Loans, in the manner and at the time set forth in the Custodial Agreement. Such Seller shall thereafter promptly deliver to the Applicable Agency any and all additional documents requested by the Applicable Agency to enable the Applicable Agency to make Delivery to Participant of a Security backed by such Mortgage Loans on the related Anticipated Delivery Date. Such Seller shall not revoke such instructions to Custodian and shall not revoke its instructions to the Applicable Agency to make Delivery to Participant or its designee of a Security backed by such Mortgage Loans.

            (2) The related Seller shall notify Participant, not later than 12:00 noon, New York City time, on the second (2nd) Business Day prior to the applicable Settlement Date, (i) of the amount of any change in the principal amount of the Mortgage Loans backing each such Security related to such Settlement Date and (ii) with respect to FHLMC Securities, the FHLMC mortgage loan pool number applicable to each Security to which such Settlement Date relates.

Upon Delivery of such Security to Participant or its designee, Participant shall cease to have any interest under such Participation Certificate in the Mortgage Loans backing such Security, notwithstanding anything to the contrary in the Participation Certificate.

            (3) With respect to each Participation Certificate that Participant elects to purchase hereunder, Participant shall owe to the related Seller, on the later to occur of four (4) Business Days after the Purchase Date or on the date of Receipt by Participant of the related Security, a Performance Fee. If a Participation Certificate is purchased by Participant after the first (1st) day of the month in which the Settlement Date occurs, Participant shall also pay to such Seller on the date of Receipt by Participant of the Security backed by the related Mortgage Loans an amount equal to the accrued interest on the related Security at the rate specified in the related Takeout Commitment from the first day of such month to and including the day immediately preceding the date Participant purchased such Participation Certificate. If a Participation Certificate is purchased by Participant in the month prior to the month in which the Settlement Date occurs, the related Seller, as servicer, shall pay to Participant all interest payments which accrue on such Participation Certificate during the period from the date of purchase of such Participation Certificate through and including the last day of the month prior to the month in which such Settlement Date occurs. Notwithstanding the foregoing, no amounts shall be owed by Participant to such Seller upon issuance of such Security in the circumstances contemplated in Section 3(c)(2). Except as otherwise provided in this Section 3(a)(3) and in Section 3(b), and subject to Participant's right of set-off set forth in Section 3(g), any Performance Fee owed by Participant with respect to a Participation Certificate shall be paid by Participant to the related Seller not later than the Settlement Date of the related Security. It is understood by the related Seller and Participant that, if such Seller requests and Participant agrees to pay the Performance Fee prior to the Settlement Date of the related Security, the amount of such Performance Fee shall be adjusted as mutually agreed by such Seller and Participant.

            (b) Unless Receipt of a Security backed by the Mortgage Loans evidenced by a Participation Certificate purchased hereunder has occurred by 12:00 noon, New York City time, on the related Settlement Date, (1) the Performance Fee relating to such Participation Certificate shall be reduced daily for the period from the Settlement Date to but not including the earlier of the date of Receipt of such Security and the date of satisfaction of the obligations of the related Seller pursuant to the exercise by Participant of any remedial election authorized by this Section 3 by an amount equal to (A) the Purchase Price of such Participation Certificate multiplied by (B) the result obtained by dividing (i) the Pass-Through Rate for such Participation Certificate plus one percent (1%) by (ii) three hundred and sixty (360) and (2) the Performance Fee, if any, relating to such Participation Certificate shall not be payable until the end of the period specified in clause (1) of this paragraph.

            (c) (1) If a breach by any Seller of this Agreement results in any Mortgage Loan being a Defective Mortgage Loan at the time of the delivery of the related Participation Certificate to Participant, Participant in its sole discretion may require that such Seller, upon receipt of notice from Participant of its exercise of such right, either (i) immediately repurchase Participant's ownership interest in such Defective Mortgage Loan by remitting to Participant the allocable amount paid by Participant for such Defective Mortgage Loan plus interest at the Pass-Through Rate on the principal amount thereof from the date of Participant's purchase of such Participation Certificate to the date of such repurchase, or (ii) deliver to Custodian a Mortgage

Loan eligible to back such Security in exchange for such Defective Mortgage Loan, which newly delivered Mortgage Loan shall be in all respects acceptable to Participant in Participant's sole discretion, and such newly delivered Mortgage Loan will thereupon become one of the Mortgage Loans evidenced by the Participation Certificate. If the aggregate principal balance of any Mortgage Loans that are accepted by Participant pursuant to clause (ii) of the immediately preceding sentence is less than the aggregate principal balance of any Defective Mortgage Loan that is being replaced by such Mortgage Loan, the related Seller shall remit with such Mortgage Loan to Participant an amount equal to the difference between the aggregate principal balance of the new Mortgage Loan accepted by Participant and the aggregate principal balance of the Defective Mortgage Loan being replaced thereby.

            (2) If the related Seller fails to comply with its obligations in the manner described in Section 3(c)(1), or such Seller is in breach of Section 8(a)(viii) or 8(b)(vii), not later than the third (3rd) calendar day after receipt by such Seller of notice from Participant (or if such day is not a Business Day, the next Business Day thereafter), such Seller's rights and obligations to service the Mortgage Loans evidenced by such Participation Certificate, as provided in this Agreement, shall terminate. If an Act of Insolvency occurs at any time, such Seller's rights and obligations to service the Mortgage Loans, as provided in this Agreement, shall terminate immediately, without any notice or action by Participant. Upon any such termination, Participant is hereby authorized and empowered as the exclusive agent for the related Seller to sell and transfer such rights to service the Mortgage Loans for such price and on such terms and conditions as Participant shall reasonably determine. Such Seller shall not otherwise attempt to sell or transfer such rights to service without the prior consent of Participant. Such Seller shall perform all acts and take all action so that the Mortgage Loans and all files and documents relating to such Mortgage Loans held by such Seller, together with all escrow amounts relating to such Mortgage Loans, are delivered to Successor Servicer. To the extent that the approval of the Applicable Agency is required for any such sale or transfer, the related Seller shall fully cooperate with Participant to obtain such approval. Upon exercise by Participant of its remedies under this Section 3(c)(2), such Seller hereby authorizes Participant to receive all amounts paid by any purchaser of such rights to service the Mortgage Loans and to remit such amounts to such Seller subject to Participant's rights of set-off under this Agreement. Upon exercise by Participant of its remedies under this Section 3(c)(2), Participant's obligation to pay and the related Seller's right to receive any portion of the Performance Fee relating to such Mortgage Loans shall automatically be canceled and become null and void, provided that such cancellation shall in no way relieve such Seller or otherwise affect the obligation of such Seller to indemnify and hold Participant harmless as specified in Section 3(e).

            (d) Mortgage Loans required to be delivered to Successor Servicer by
Section 3(c)(2) shall be delivered free of any servicing rights in favor of the related Seller and free of any title, interest, lien, encumbrance or claim of any kind of such Seller. The related Seller shall deliver or cause to be delivered all files and documents relating to such Mortgage Loans held by such Seller to Successor Servicer. The related Seller shall promptly take such actions and furnish to Participant such documents that Participant deems necessary or appropriate to enable Participant to obtain a Security backed by such Mortgage Loans or to enforce such Mortgage Loans, as appropriate.

            (e) The related Seller agrees to indemnify and hold Participant and its assigns harmless from and against all Losses (including, without limitation, Losses incurred by Participant on account of fees paid by Participant to the Applicable Agency to cause the Securities to be issued or any Losses in connection with any indemnification by Participant of the Applicable Agency) resulting from or relating to any breach or failure to perform by such Seller of any representation, warranty. covenant, term or condition made or to be performed by Seller under this Agreement.

            (f) No exercise by Participant of its rights under this Section 3 shall relieve any Seller of responsibility or liability for any breach of this Agreement.

            (g) The related Seller hereby grants Participant a right of set-off against the payment of any amounts that may be due and payable to Participant from such Seller, such right to be upon any and all monies or other property of such Seller held or received by Participant or due and owing from Participant to such Seller.

            Section 4. Servicing of the Mortgage Loans.

            (a) It is expressly acknowledged that the Servicing Rights relating to the Mortgage Loans evidenced by each Participation Certificate purchased by Participant hereunder have been sold, assigned, and transferred by the related Seller to Participant along with the ownership interest in such Mortgage Loans as evidenced by a Participation Certificate. The related Seller shall service and administer the Mortgage Loans evidenced by a Participation Certificate on behalf of Participant on an interim basis in accordance with accepted and prudent mortgage loan servicing standards and procedures generally accepted in the mortgage banking industry for the same type of mortgage loans as the Mortgage Loans and in a manner at least equal in quality to the servicing such Seller provides for mortgage loans which it owns and in accordance with the requirements of the GNMA Program, FNMA Program or FHLMC Program, as the case may be, provided that the related Seller shall at all times comply with applicable law, FHA regulations and VA regulations and the requirements of any private mortgage insurer so that the FHA insurance, VA guarantee or any other applicable insurance or guarantee in respect of any Mortgage Loan is not voided or reduced. The related Seller shall at all times maintain accurate and complete records of its servicing of the Mortgage Loans, and Participant may, at any time during such Seller's business hours on reasonable notice, examine and make copies of such records. On the second (2nd) day of each calendar month, or at any other time upon Participant's request, the related Seller shall deliver to Participant reports regarding the status of each Mortgage Loan in accordance with Section 9(g) and Section 9(h), which shall include, but shall not be limited to, a description of those Mortgage Loans in default for more than thirty (30) days, and any circumstances that could materially adversely affect any of such Mortgage Loans, Participant's ownership of any of such Mortgage Loans or the collateral securing any of such Mortgage Loans. The related Seller shall deliver such a report to Participant every thirty (30) days until (i) Delivery of the related Security to Participant or (ii) the exercise by Participant of any remedial election pursuant to Section 3. The related Seller agrees and acknowledges that Participant may, at any time, terminate the servicing of the Mortgage Loans by such Seller and transfer servicing to another Person on such date as Participant may determine in its sole discretion. In the event that anything in this Agreement is interpreted as constituting one or more interim servicing contracts, each such servicing contract shall terminate automatically upon the earlier of (i) Delivery of the related Security to Participant or (ii) Participant's notice to the related Seller directing such Seller to transfer servicing (provided, such Seller's obligations as set forth herein to cooperate in the transfer of such servicing shall not terminate until such servicing has actually been transferred in full).

            (b) Within two (2) Business Days of notice from Participant or with respect to each Participation Certificate, on the Settlement Date:

            (i) The Sellers shall establish and maintain a separate custodial account (the "Custodial Account") entitled "[Name of Seller(s)], in trust for UBS Real Estate Securities Inc. and its assignees under the "Mortgage Loan Participation Agreement dated [the date of this Agreement]" and shall promptly deposit into such Custodial Account, in the form received with any necessary endorsements, all collections received in respect of each Mortgage Loan evidenced by a Participation Certificate that are payable to Participant as the owner of such Participation Certificate; and

            (ii) at the Participant's sole option, upon written notice from the Participant, the related Seller shall transfer servicing of the Mortgage Loans to a Successor Servicer designated by the Participant.

            (c) Amounts deposited in the Custodial Account with respect to any Mortgage Loan shall be held in trust for Participant as the owner of the Mortgage Loans and shall be released only as follows:

            (i) Except as otherwise provided in Section 4(c)(ii), upon Delivery of the Security backed by such Mortgage Loans to Participant and either
      (i) receipt by Participant or its designee of the purchase price for the Security from the Takeout Investor or (ii) if earlier, on the date required by the GNMA Guide, FNMA Guide or FHLMC Guide, as the case may be, amounts deposited in the Custodial Account shall be released in accordance with Section 3(a)(3). Notwithstanding the foregoing, all amounts deposited in the Custodial Account shall be paid to related Seller upon the Delivery of the related Security to Participant if, and to the extent that, the amounts due and payable to Participant hereunder have been set-off against the Purchase Price for the related Participation Certificate or the Performance Fee relating to the Mortgage Loans underlying such Participation Certificate. The amounts paid to the related Seller (if any) pursuant to this Section 4(c)(i) shall constitute such Seller's sole compensation for servicing the Mortgage Loans as provided in this Section 4.

            (ii) If a Successor Servicer takes delivery of such Mortgage Loans either under the circumstances set forth in clause (b)(ii) above, or otherwise, all amounts deposited in the Custodial Account shall be paid to Participant promptly upon such delivery.

            (iii) During the period that any Seller acts as servicer, all amounts deposited in the Custodial Account shall be released only in accordance with Participant's written instructions.

            Section 5. Takeout Commitments. Each Seller hereby assigns to Participant, free of any security interest, lien, claim or encumbrance of any kind, each Sellers' rights under each

Takeout Commitment to deliver the Security specified therein to the related Takeout Investor and to receive the purchase price therefor from such Takeout Investor. Subject to Participant's rights under Section 3, Participant agrees that it will satisfy the Takeout Commitment on the Settlement Date specified therein. Each Seller understands that, as a result of this Section 5 and each Trade Assignment, Participant will succeed to the rights and obligations of such Seller with respect to each Takeout Commitment subject to a Trade Assignment, and that in satisfying each such Takeout Commitment, Participant will stand in the shoes of such Seller and, consequently, will be acting as a non-dealer in exercising its rights and fulfilling its obligations assigned pursuant to this
Section 5 and each Trade Assignment. Each Trade Assignment delivered by any Seller to Participant pursuant to Section 2 shall be delivered by the related Seller in a timely manner sufficient to enable Participant to facilitate the settlement of the related trade on the trade date in accordance with Chapter 8 of the Bond Market Association's Uniform Practices for the Clearance and Settlement of Mortgage-Backed Securities and other Related Securities, as amended from time to time.

            Section 6. Transfers of Participation Certificates and Securities by Participant. Participant may, in its sole discretion and without the consent of the related Seller, assign all of its right, title and interest or grant a security interest in any Participation Certificate, any Mortgage Note, Mortgage and any assignment of Mortgages (an "Assignment of Mortgage"), each Security in respect thereof of which Delivery is made to Participant and all rights of Participant under this Agreement (including, but not limited to, the Custodial Account) in respect of such Participation Certificate, Mortgage Note, Mortgage, Assignment of Mortgage and such Security, to any person (an "Assignee"), subject only to an obligation on the part of the Assignee to deliver each such Security to a Takeout Investor pursuant to Section 5 or to Participant to permit Participant or its designee to make delivery thereof to a Takeout Investor pursuant to Section 5. Assignment by Participant of a Participation Certificate as provided in this Section 6 will not release Participant from its obligations otherwise under this Agreement.

            Without limitation of the foregoing, an assignment of the Participation Certificate to an Assignee, as described in this Section 6, shall be effective upon delivery of the Participation Certificate to the Assignee or its designee, together with a duly executed Assignment in the Form of Exhibit E.

            Section 7. Record Title to Mortgage Loans; Intent of Parties; Security Interest.

            (a) From and after the issuance and delivery of the related Participation Certificate, and subject to the remedies of Participant in Section 3, Seller shall remain the last named payee or endorsee of each Mortgage Note and the mortgagee or assignee of record of each Mortgage (except with respect to a MERS Designated Mortgage Loan) in trust for the benefit of Participant, for the sole purpose of facilitating the servicing of such Mortgage Loan and the issuance of a Security backed by such Mortgage Loan. Where Seller has appointed FHLMC or FNMA, as applicable, as Custodian, the parties hereto acknowledge that the Mortgage Notes acquired hereunder have been deposited with FHLMC or FNMA, as applicable, to facilitate the issuance of FHLMC Securities or FNMA Securities, as applicable, with respect thereto and that prior to such issuance FHLMC or FNMA, as applicable, is holding such Mortgage Notes as Custodian for Participant.

            (b) The related Seller shall maintain a complete set of books and records for each Mortgage Loan which shall be clearly marked to reflect the ownership interest in each Mortgage Loan of the holder of the related Participation Certificate and with respect to each MERS Designated Mortgage Loan, such Seller shall designate the Participant as the Investor and Interim Funder on the MERS(R) System.

            (c) Participant and Sellers confirm that the transactions contemplated herein are intended to be sales of the Mortgage Loans by Sellers to Participant rather than borrowings secured by the Mortgage Loans. In the event, for any reason, any transaction is construed by any court or regulatory authority as a borrowing rather than as a sale, the Sellers and Participant intend that Participant or its Assignee, as the case may be, shall have a perfected first priority security interest in the Participation Certificates, any Custodial Accounts, the Mortgage Loans subject to each Participation Certificate (including all servicing rights related thereto), all documents evidencing the Mortgage Loans, the Securities to be issued as contemplated hereunder and all proceeds thereof, the Takeout Commitments and the proceeds of any and all of the foregoing (collectively, the "Collateral"), free and clear of adverse claims. In such case, Sellers shall be deemed to have hereby granted to Participant or its Assignee, as the case may be, a first priority security interest in and lien upon the Collateral, free and clear of adverse claims. In such event, this Agreement shall constitute a security agreement, the Custodian shall be deemed to be an independent custodian for purposes of perfection of the security interest granted to Participant, and Participant or each such Assignee shall have all of the rights of a secured party under applicable law.

            Section 8. Representations and Warranties.

            (a) Each Seller hereby represents and warrants to Participant as of the date hereof and as of the date of each issuance and delivery of a Participation Certificate that:

            (i) All representations and warranties made and all information (including, without limitation, any financial information concerning any Seller) and documents or copies of documents furnished by Sellers to Participant pursuant to or in connection with this Agreement are and will be true and correct at the time when made and at all times thereafter or, if limited to a specific date, as of the date to which they refer;

            (ii) Such Seller is duly organized, validly existing and in good standing under the laws of the state of its organization or of the United States of America and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing to do business in each jurisdiction in which it is legally required to do so. Such Seller has all requisite power and authority (including, if applicable, corporate power) to execute and deliver this Agreement, the Electronic Tracking Agreement and the Custodial Agreement and to perform in accordance herewith and therewith; the execution, delivery and performance of this Agreement, the Electronic Tracking Agreement and the Custodial Agreement (including all instruments of transfer to be delivered pursuant to this Agreement, the Electronic Tracking Agreement and the Custodial Agreement) by such Seller and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized. Each of this Agreement, the Electronic Tracking Agreement and the Custodial Agreement evidences the valid, binding and enforceable obligation of such Seller and all requisite action (including, if applicable, corporate action) has been taken by such Seller to make this Agreement, the Electronic Tracking Agreement and the Custodial Agreement valid and binding upon such Seller in accordance with its terms;

            (iii) This Agreement, the Custodial Agreement, the Electronic Tracking Agreement and every document to be executed by such Seller pursuant hereto and thereto is and will be valid, binding and a subsisting obligation of such Seller, enforceable in accordance with its respective terms. No consents or approvals are required to be obtained by any Seller or its Parent Company for the execution, delivery and performance of this Agreement, the Electronic Tracking Agreement or the Custodial Agreement by Seller;

            (iv) The consummation of the transactions contemplated by this Agreement, the Electronic Tracking Agreement and the Custodial Agreement are in the ordinary course of business of such Seller and will not result in the breach of any provision of the charter or by-laws of such Seller or result in the breach of any provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture, loan or credit agreement or other instrument to which any Seller, the Mortgage Loans or any of Sellers' property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which any Seller, the Mortgage Loans or Sellers' property is subject. Without limiting the generality of the foregoing, the consummation of the transactions contemplated herein or therein will not violate any policy, regulation or guideline of the FHA or VA or result in the voiding or reduction of the FHA insurance, VA guarantee or any other insurance or guarantee in respect of any Mortgage Loan, and such insurance or guarantee is in full force and effect or shall be in full force and effect as required by the applicable GNMA Guide, FNMA Guide or FHLMC Guide;

            (v) Such Seller has not sold, assigned, transferred, pledged or hypothecated any interest in any Participation Certificate to any person other than Participant, and upon delivery of a Participation Certificate to Participant, Participant will be the sole owner thereof, free and clear of any lien, claim or encumbrance;

            (vi) All information relating to such Seller that such Seller has delivered or caused to be delivered to Participant, including, but not limited to, all documents related to this Agreement, the Electronic Tracking Agreement, the Custodial Agreement or such Seller's financial statements, and all such information hereafter furnished by such Seller, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein or herein in light of the circumstances under which they were made, not misleading. Such Seller has disclosed in writing any and all facts relating to such Seller that materially and adversely affect or may affect the business operations or financial condition of such Seller or the ability of such Seller to perform its obligations under this Agreement, the Electronic Tracking Agreement or the Custodial Agreement;

            (vii) There are no actions, suits or proceedings pending, or to the knowledge of any Seller threatened, including any claims for which an action, suit or proceeding has not been commenced, against or affecting such Seller or any of its assets in any court or before any arbitrator or before any governmental commission, board, bureau or other administrative agency that, in any such case, if adversely determined, would have a material adverse effect on the financial condition or business of such Seller or the ability of such Seller to perform under this Agreement, the Electronic Tracking Agreement and the Custodial Agreement;

            (viii) If applicable with respect to each Mortgage Loan evidenced by a Participation Certificate sold hereunder, such Seller (and each servicer) is approved by GNMA as an approved issuer, Fannie Mae as an approved lender, Freddie Mac as an approved seller/servicer (as the case may be) and by FHA as an approved mortgagee and by VA as an approved VA lender, in each case in good standing (such collective approvals and conditions, "Agency Approvals"), with no event having occurred or such Seller (or any subservicer) having any reason whatsoever to believe or suspect will occur prior to the Delivery of the Security by the related Agency, including without limitation a change in insurance coverage which would either make such Seller (or any servicer) unable to comply with the eligibility requirements for maintaining all such Agency Approvals or require notification to the relevant Agency or to HUD, FHA or VA. Should such Seller (or any servicer), for any reason, cease to possess all such Agency Approvals, or should notification to the relevant Agency or to HUD, FHA or VA be required, such Seller shall so notify Participant immediately in writing. Notwithstanding the preceding sentence, such Seller shall take all necessary action to maintain all of its (and each servicer's) Agency Approvals at all times during the term of this Agreement. The related Seller (and any servicer) has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices;

            (ix) The Custodian is an eligible custodian under the Agency Guide and Agency Program;

            (x) Such Seller and their Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by it or any of its Subsidiaries, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of such Seller and their Subsidiaries in respect of taxes and other governmental charges are, in the opinion of each Seller, adequate;

            (xi) Neither such Seller nor any of its Subsidiaries are an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended;

            (xii) Upon the filing of financing statements on Form UCC-1 naming Participant as "Secured Party", each Seller as "Debtor" and describing the Collateral, in the jurisdiction and recording office listed on Exhibit H attached hereto, the security interest granted hereunder in the Collateral will constitute a fully perfected security interest under the Uniform Commercial Code in all right, title and interest of Seller in, to and under such Collateral, which can be perfected by filing under the Uniform Commercial Code; and

            (xiii) As of the date hereof, each Seller's chief executive office is 520 Broadhollow Road, Melville, New York 11747. As of the date hereof, and during the four months immediately preceding the date hereof, hereof, Seller's jurisdiction of organization is as follows: American Home Mortgage Investment Corp., Maryland, American Home Mortgage Acceptance, Inc., Maryland, American Home Mortgage Holdings, Inc., Delaware, American Home Mortgage Corp., New York, and/or Columbia National, Incorporated, Maryland.

            (xiv) Such Seller's exact legal name is, and for the immediately preceding four months has been, as set forth on the signature page hereto.

            (xv) Such Seller has used any trade name or assumed name.

            (xvi) No Seller has merged with, or acquired all or substantially all of the assets of, any other person or entity within the immediately preceding year (except for (a) American Home Mortgage Investment Corp.'s acquisition of Apex Mortgage Capital, Inc. and (b) American Home Mortgage Holdings, Inc. merger with AHM Merger Sub, Inc.).

            (b) Each Seller hereby represents and warrants to Participant with respect to each Mortgage Loan as of the date of the payment by Participant of the Purchase Price of the related Participation Certificate that:

            (i) Such Mortgage Loan was, immediately prior to the sale to Participant of the related Participation Certificate, owned solely by the related Seller, is not subject to any lien, claim or encumbrance, including, without limitation, any such interest pursuant to a loan or credit agreement for warehousing mortgage loans, and was originated and serviced in accordance with all applicable law and regulations, including without limitation the Federal Truth-in-Lending Act, the Real Estate Settlement Procedures Act, regulations issued pursuant to any of the aforesaid, and any and all rules, requirements, guidelines and announcements of the Applicable Agency, and, as applicable, the FHA and VA, as the same may be amended from time to time;

            (ii) The improvements on the land securing such Mortgage Loan are and will be kept insured at all times by responsible insurance companies reasonably acceptable to Participant against fire and extended coverage hazards under policies, binders or certificates of insurance with a standard mortgagee clause in favor of such Seller and its assigns, providing that such policy may not be canceled without prior notice to such Seller. Any proceeds of such insurance shall be held in trust for the benefit of

      Participant. The scope and amount of such insurance shall satisfy the rules, requirements, guidelines and announcements of the Applicable Agency, and shall in all cases be at least equal to the lesser of (A) principal amount of such Mortgage Loan or (B) the maximum amount permitted by applicable law, and shall not be subject to reduction below such amount through the operation of a coinsurance, reduced rate contribution or similar clause;

            (iii) Each Mortgage is a valid first lien on the mortgaged property and covered by an attorney's opinion of title acceptable to GNMA, FNMA or FHLMC, as applicable, or by a policy of title insurance on a standard ALTA or similar lender's form in favor of the related Seller and its assigns, subject only to exceptions permitted by the GNMA, FNMA or FHLMC Program, as applicable. Such Seller shall hold in trust for Participant such policy of title insurance, and, upon request of Participant, shall immediately deliver such policy to Participant or to the Custodian on behalf of Participant;

            (iv) To the extent applicable, such Mortgage Loan is either insured by the FHA under the National Housing Act, guaranteed by the VA under the Servicemen's Readjustment Act of 1944 or is otherwise insured or guaranteed in accordance with the requirements of the GNMA, FNMA or FHLMC Program, as applicable, and is not subject to any defect that would prevent recovery in full or in part against the FHA, VA or other insurer or guarantor, as the case may be;

            (v) Such Mortgage Loan is in Strict Compliance with the requirements and specifications (including, without limitation, all representations and warranties required in respect thereof) set forth in the GNMA Guide, FNMA Guide or FHLMC Guide, as applicable;

            (vi) Such Mortgage Loan conforms in all respects with all requirements of the Takeout Commitment applicable to the Security to be backed by such Mortgage Loan; and

            (vii) To the extent applicable, each Mortgage Loan is being serviced by a mortgage sub-servicer having all Agency Approvals necessary to make such Mortgage Loan eligible to back a GNMA, FNMA or FHLMC Security, as applicable.

            (c) Each of American Home Mortgage Investment Corp. and American Home Mortgage Acceptance, Inc. hereby represents, warrants and covenants to Participant that it is a REIT Seller and it has not engaged in any material "prohibited transactions" as defined in Section 857(b)(6)(B)(iii) and (C) of the Code. Each REIT Seller for its current "tax year" (as defined in the Code) is entitled to a dividends paid deduction under the requirements of Section 857 of the Code with respect to any dividends paid by it with respect to each such year for which it claims a deduction in its Form 1120-REIT filed with the United States Internal Revenue Service for such year.

            The representations and warranties of such Seller in this Section 8 are unaffected by and supersede any provision in any endorsement of any Mortgage Loan or in any assignment with respect to such Mortgage Loan to the effect that such endorsement or assignment is without recourse or without representation or warranty.

            Section 9. Covenants of Sellers. Each Seller hereby covenants and agrees with Participant as follows:

            (a) Such Seller shall deliver to Participant:

            (i) Within one hundred twenty (120) days after the end of each fiscal year of each Seller, consolidated balance sheets of each Seller and its consolidated subsidiaries and the related consolidated statements of income showing the financial condition of each Seller and its consolidated subsidiaries as of the close of such fiscal year and the results of operations during such year, and a consolidated statement of cash flows, as of the close of such fiscal year, setting forth, in each case, in comparative form the corresponding figures for the preceding year, all the foregoing consolidated financial statements to be reported on by, and to carry the report (acceptable in form and content to Participant) of an independent public accountant of national standing acceptable to Participant;

            (ii) Within sixty (60) days after the end of each of the first three
      (3) fiscal quarters of each fiscal year of each Seller, unaudited consolidated balance sheets and consolidated statements of income, all to be in a form acceptable to Participant, showing the financial condition and results of operations of each Seller and its consolidated subsidiaries on a consolidated basis as of the end of each such quarter and for the then elapsed portion of the fiscal year, setting forth, in each case, in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year, certified by a financial officer of each Seller (acceptable to Participant) as presenting fairly the financial position and results of operations of each Seller and its consolidated subsidiaries and as having been prepared in accordance with generally accepted accounting principles consistently applied, in each case, subject to normal year-end audit adjustments;

            (iii) Within forty-five (45) days after the end of each of the first eleven months of each fiscal year of each Seller, unaudited consolidated balance sheets and consolidated statements of income, all to be in a form acceptable to Participant, showing the financial condition and results of operation of each Seller and its consolidated subsidiaries on a consolidated basis as of the end of each such month and for the then elapsed portion of the fiscal year, setting forth, in each case, in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year, certified by a financial officer of each Seller (acceptable to Participant) as presenting fairly the financial position and results of operations of each Seller and its consolidated subsidiaries and as having been prepared in accordance with generally accepted accounting principles consistently applied, in each case, subject to normal year-end audit adjustments;

            (iv) Promptly upon receipt thereof, a copy of each other report submitted to each Seller by its independent public accountants in connection with any annual, interim or special audit of such Seller;

            (v) Promptly upon becoming aware thereof, notice of (1) the commencement of, or any determination in, any legal, judicial or regulatory proceedings, (2) any dispute between any Seller or its Parent Company and any governmental or regulatory body, (3) any event or condition, which, in any case of (1) or (2), if adversely determined, would have a material adverse effect on (A) the validity or enforceability of this Agreement, (B) the financial condition or business operations of such Seller, (C) the Agency Approvals of such Seller or (D) the ability of such Seller to fulfill its obligations under this Agreement or (4) any material adverse change in the business, operations, prospects or financial condition of such Seller, including, without limitation, the insolvency of such Seller or its Parent Company;

            (vi) Promptly upon becoming available, copies of all financial statements, reports, notices and proxy statements sent by its Parent Company, such Seller or any of such Seller's consolidated subsidiaries in a general mailing to their respective stockholders and of all reports and other material (including copies of all registration statements under the Securities Act of 1933, as amended) filed by any of them with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any or all of the functions of said Commission;

            (vii) Promptly upon becoming available, copies of any press releases issued by their Parent Company or such Seller and copies of any annual and quarterly financial reports and any reports on Form H-(b)12 which its Parent Company or such Seller may be required to file with the OTS or the RTC or comparable reports which a Parent Company or such Seller may be required to file with the FDIC or any other federal banking agency containing such financial statements and other information concerning such Parent Company's or such Seller's business and affairs as is required to be included in such reports in accordance with the rules and regulations of the OTS, the RTC, the FDIC or such other banking agency, as may be promulgated from time to time;

            (viii) Such supplements to the aforementioned documents and such other information regarding the operations, business, affairs and financial condition of its Parent Company, Sellers or any of Sellers' consolidated subsidiaries as Participant may request;

            (ix) Promptly upon becoming available, copies of any reports any REIT Seller may be required to file with the Internal Revenue Service;

            (x) Prior to the date of any purchase of a Participation Certificate by Participant hereunder, a copy of (1) the articles of incorporation, certificate of formation or other organizational documents of such Seller and any amendments thereto certified by the Secretary of State, Comptroller of Currency, Internal Revenue Service or similar official of such Seller's jurisdiction of organization, (2) a copy of such Seller's by-laws, together with any amendments thereto, (3) a copy of the resolutions adopted by such Seller's Board of Directors authorizing such Seller to enter into this Agreement, the Electronic Tracking Agreement and the Custodial Agreement and authorizing one or more of such Seller's officers to execute the documents related to this Agreement, the Electronic Tracking Agreement and the Custodial Agreement, (4) a certificate of incumbency and signature of such officer of such Seller's executing any document in connection with this Agreement, the Electronic Tracking Agreement and the Custodial Agreement, (5) a certificate reflecting each Authorized Signatory of such Seller, in the form of Exhibit F hereto, and
      (6) an opinion of counsel to such Seller, in the form of Exhibit G hereto;

            (xi) Neither such Seller nor any affiliate thereof will acquire at any time any Participation Certificate or any other economic interest in or obligation with respect to any Mortgage Loan;

            (xii) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, such Seller will report each sale of a Participation Certificate to the Participant as a sale of the ownership interest in the Mortgage Loans evidenced by that Participation Certificate. Such Seller has been advised by or has confirmed with its independent public accountants that the foregoing transactions will be so classified under GAAP;

            (xiii) The consideration received by such Seller upon the sale of each Participation Certificate will constitute reasonably equivalent value and fair consideration for the ownership interest in the Mortgage Loans evidenced by that Participation Certificate;

            (xiv) Such Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, any sale of a Participation Certificate to the Participant; and

            (xv) Such Seller will not sell any Participation Certificate to the Participant with any intent to hinder, delay or defraud any of the Seller's creditors.

            (b) Each Seller shall take all necessary action to maintain its Agency Approvals at all times during the term of this Agreement. If, for any reason, any Seller ceases to maintain such Agency Approvals, such Seller shall so notify Participant immediately.

            (c) Each Seller shall comply, in all material respects, with all laws, rules and regulations to which it is or may become subject.

            (d) Each Seller shall, upon request of Participant, promptly execute and deliver to Participant all such other and further documents and instruments of transfer, conveyance and assignment, and shall take such other action as Participant may require more effectively to transfer, convey, assign to and vest in Participant and to put Participant in possession of the property to be transferred, conveyed, assigned and delivered hereunder and otherwise to carry out more effectively the intent of the provisions under this Agreement.

            (e) Each Seller shall ensure that all proceeds paid by a Takeout Investor resulting from Takeout Commitments that relate to any Security backed by Mortgage Loans evidenced by a Participation Certificate purchased by Participant pursuant to the terms of this Agreement are paid to Participant by such Takeout Investor in accordance with Participant's wire instructions to such Seller.

            (f) Each Seller acknowledges that the Participant has the right to perform continuing due diligence reviews with respect to the Mortgage Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and such Seller agrees that upon reasonable (but no less than one (1) Business Day's) prior notice to such Seller, the Participant or its authorized representatives will be permitted during normal business hours to examine, inspect, make copies of, and make extracts of, the mortgage files and any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in possession, or under the control, of such Seller and/or Custodian. Such Seller also shall make available to the Participant a knowledgeable financial or accounting officer for the purpose of answering questions respecting the mortgage files and Mortgage Loans. Such Seller and Participant further agree that all out-of-pocket costs and expenses incurred by the Participant in connection with the Participant's activities pursuant to this Section 9(f) shall be paid for by such Seller, provided that Participant shall pay any such costs if such due diligence is conducted more often than two (2) times in a calendar year.

            (g) Each Seller shall provide Participant with a monthly report, which report shall include, among other items, a summary of such Seller's delinquency and loss experience with respect to mortgage loans serviced by such Seller, any Servicer or any designee of either, with respect to any MERS Designated Mortgage Loan, MERS Reports, plus any such additional reports as Participant may reasonably request with respect to such Seller's or any Servicer's servicing portfolio or pending originations of mortgage loans. Such Seller shall not cause the Mortgage Loans to be serviced by any servicer other than a servicer expressly approved in writing by Participant.

            (h) On the second (2nd) Business Day of each month, each Seller shall furnish to Participant or shall cause the Servicer to furnish to Participant, a remittance report, in hard copy and electronic format acceptable to Participant, containing information regarding funds collected during the prior calendar month. This report shall contain the following information:

            (i) Mortgage Loan number;

            (ii) Note Rate;

            (iii) Remittances allocable to principal and interest;

            (iv) Paid through date;

            (v) Mortgage Loan balance;

            (vi) Delinquency status;

            (vii) Whether the Mortgaged Property is in foreclosure or has become an real estate owned property;

            (viii) Whether any Mortgagor is the subject of any bankruptcy action; and

            (ix) Any other information that Participant may reasonably request.

            (i) Each Seller shall pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

            (j) Each Seller covenants and agrees to take all actions required of it in compliance with the terms of the Electronic Tracking Agreement.

            (k) Unless any Seller shall have given Participant at least thirty
(30) days' prior written notice, each Seller shall not (i) change its name, organizational identity or jurisdiction of organization or (ii) merge with or into, acquire all or substantially all of the assets of, or transfer all or substantially all of its assets to, any other person or entity (except in the ordinary course of business or except in a transaction or series of transactions between two or more Sellers).

            (l) Each REIT Seller covenants and agrees that it shall at all times continue to be (i) qualified as a real estate investment trust as defined in
Section 856 of the Code for so long as the Board of Directors deems it in the best interests of the stockholders of such REIT Seller to remain so qualified and (ii) entitled to a dividends paid deduction under Section 857 of the Code with respect to dividends paid by it with respect to each taxable year for which it claims a deduction on its Form 1120 - REIT filed with the United States Internal Revenue Service for such year, or the entering into by any REIT Seller of any material "prohibited transactions" as defined in Sections 857(b) and 856(c) of the Code. After the occurrence and during the continuation of any monetary default or any default that results in the acceleration or required prepayment of any indebtedness pursuant to the terms of this Agreement or any other agreement between a Seller and Participant, no Seller shall make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or partnership interest of such Sellers, whether now or hereafter outstanding, or make any other distribution in respect of any of the foregoing or to any shareholder or equity owner of such Seller, either directly or indirectly, whether in cash or property or in obligations of such Seller or any of such Seller's consolidated Subsidiaries.

            Section 10. Confidentiality. Each Seller hereby acknowledges and agrees that (1) all written or computer-readable information provided by Participant to such Seller regarding Participant and (2) the terms of this Agreement (the "Participant Confidential Information"), shall be kept confidential and each of their respective contents will not be divulged to any party without Participant's consent except to the extent that (i) such Seller deems appropriate to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable federal or state laws, (ii) any portion of Participant Confidential Information is in the public domain other than due to a breach of this covenant, or (iii) such Seller deems appropriate in connection with exercising any or all of such Seller's rights or remedies or complying with any obligations under this Agreement.

            Section 11. Term. This Agreement shall continue in effect until terminated as to future transactions by written instruction signed by either Sellers or Participant and delivered to the other, provided that no termination will affect the obligations hereunder as to any of the

Participation Certificates then outstanding hereunder or any Security not yet delivered to the related Takeout Investor.

            Section 12. Exclusive Benefit of Parties; Assignment. This Agreement is for the exclusive benefit of the parties hereto and their respective successors and assigns and shall not be deemed to give any legal or equitable right to any other person, including the Takeout Investor and Custodian. Except as provided in Section 6, no rights or obligations created by this Agreement may be assigned by either party hereto without the prior written consent of the other party.

            Section 13. Amendments; Waivers; Cumulative Rights. This Agreement may be amended from time to time only by written agreement of Sellers and Participant. Any forbearance, failure or delay by Participant in exercising any right, power or remedy hereunder shall not be deemed to be a waiver thereof, and any single or partial exercise by Participant of any right, power or remedy hereunder shall not preclude the further exercise thereof. Every right, power and remedy of Participant shall continue in full force and effect until specifically waived by Participant in writing. No right, power or remedy shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred hereby or hereafter available at law or in equity or by statute or otherwise.

            Section 14. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

            Section 15. Effect of Invalidity of Provisions. In case any one or more of the provisions contained in this Agreement should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

            Section 16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS RULES.

            Section 17. Notices. Any notices, consents, elections, directions and other communications given under this Agreement shall be in writing and shall be deemed to have been duly given when telecopied or delivered by overnight courier to, personally delivered to, or on the third day following the placing thereof in the mail, first class postage prepaid to, the respective addresses set forth on the cover page hereof for Sellers or Participant, or to such other address as any party shall give notice to the other parties pursuant to this Section 17. Notices to any Assignee shall be given to such address as the Assignee shall provide to Seller in writing.

            Section 18. Entire Agreement. This Agreement, the Participation Certificates and the Custodial Agreement contain the entire agreement between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements between them, oral or written, of any nature whatsoever with respect to the subject matter hereof.

            Section 19. Costs of Enforcement. In addition to any other indemnity specified in this Agreement, in the event of a breach by any Seller of this Agreement, the

Custodial Agreement, a Participation Certificate or a Takeout
Commitment, such Seller agrees to pay the reasonable attorneys' fees and expenses of Participant, and/or, when applicable, any Assignee, incurred in the enforcement of the Agreement as a consequence of such breach.

            Section 20. Consent to Service. Each party irrevocably consents to the service of process by registered or certified mail, postage prepaid, to it at its address given in or pursuant to Section 17.

            Section 21. Submission to Jurisdiction; Waivers.

            EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY:

            (i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS MORTGAGE LOAN PARTICIPATION AGREEMENT AND THE OTHER DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

            (ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

            (iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH ON THE COVER PAGE HERETO OR AT SUCH OTHER ADDRESS OF WHICH PARTICIPANT SHALL HAVE BEEN NOTIFIED;

            (iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

            (v) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS MORTGAGE LOAN PARTICIPATION AGREEMENT, ANY OTHER DOCUMENT RELATING THERETO OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

            Section 22. Construction. The headings in this Agreement are for convenience only and are not intended to influence its construction. References to Sections, Exhibits and Annexes in this Agreement are to the Sections of and Exhibits and Annexes to this Agreement. The Exhibits and Annexes are part of this Agreement, and are incorporated herein by reference. In this Agreement, the singular includes the plural, the plural the singular, and the words "and" and "or" are used in the conjunctive or disjunctive as the sense and circumstances may require.

            Section 23. Effect of Amendment and Restatement. Upon the execution of this Agreement by all parties hereto and the delivery of the opinion required by Section 9(a)(x), the Original Participation Agreement shall be amended, restated and superseded in its entirety by this Agreement. The parties hereto acknowledge and agree that (a) the liens and security interests granted under the Original Participation Agreement are in full force and effect and, upon the amendment and restatement of the Original Participation Agreement and the related documents, such liens and security interests secure and continue to secure the payment and performance of Seller's obligations under this Agreement and the related documents, and (b) upon the effectiveness of such amendment and restatement, all outstanding Participation Certificates under, and as defined in, the Original Participation Agreement, shall be deemed to be outstanding as Participation Certificates hereunder mutatis mutandis, in each case on the terms and conditions set forth in this Agreement. Furthermore, the provisions of this Agreement shall relate back to and shall govern all aspects of all sales of Participation Certificates by the Sellers to the Purchase beginning December 18, 2003.

                   [SIGNATURES COMMENCE ON FOLLOWING PAGE]

            IN WITNESS WHEREOF, Participant and Sellers have duly executed this Agreement as of the date and year set forth on the cover page hereof.


                                       UBS REAL ESTATE SECURITIES INC.



                                       By:  /s/ George A. Mangiaracina
                                          --------------------------------------
                                          Name:   George A. Mangiaracina
                                          Title:  Managing Director



                                       By:  /s/ Robert Carpenter
                                          --------------------------------------
                                          Name:   Robert Carpenter
                                          Title:  Director


                                       AMERICAN HOME MORTGAGE
                                         INVESTMENT CORP.



                                       By:  /s/ Michael Strauss
                                          --------------------------------------
                                          Name:   Michael Strauss
                                          Title:  President


                                       AMERICAN HOME MORTGAGE
                                         ACCEPTANCE, INC.


                                       By:  /s/ Michael Strauss
                                          --------------------------------------
                                          Name:   Michael Strauss
                                          Title:  President



                                       AMERICAN HOME MORTGAGE
                                         HOLDINGS, INC.



                                       By:  /s/ Michael Strauss
                                          --------------------------------------
                                          Name:   Michael Strauss
                                          Title:  President

                                       AMERICAN HOME MORTGAGE CORP.



                                       By:  /s/ Michael Strauss
                                          --------------------------------------
                                          Name:  Michael Strauss
                                          Title: President


                                       COLUMBIA NATIONAL, INCORPORATED



                                       By:  /s/ Michael Strauss
                                          --------------------------------------
                                          Name:  Michael Strauss
                                          Title: President